Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of July 16, 2018 (this “Amendment”), is entered into among Bottomline Technologies (de), Inc., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders party hereto and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below and as amended by this Amendment).

RECITALS

A. The Borrower, the Guarantors, the Lenders and the Administrative Agent entered into that certain Credit Agreement, dated as of December 9, 2016 (as previously amended or modified, the “Credit Agreement”).

B. The parties hereto have agreed to amend the Credit Agreement as provided herein.

C. In consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

AGREEMENT

1. Amendments.

(a) The text “KEYBANK NATIONAL ASSOCIATION, REGIONS BANK and ROYAL BANK OF CANADA, as Co-Documentation Agents” on the cover page of the Credit Agreement is hereby amended to read as follows:

KEYBANK NATIONAL ASSOCIATION,

REGIONS BANK,

ROYAL BANK OF CANADA

and

SILICON VALLEY BANK,

as Co-Documentation Agents

(b) The following definitions in Section 1.01 of the Credit Agreement are hereby amended to read as follows:

“Applicable Rate” means the following percentages per annum, based upon the Consolidated Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Pricing Tier	Consolidated Net Leverage Ratio	Commitment Fee	Letters of Credit	Eurocurrency Rate Loans	Base Rate Loans
1	≥ 3.00 to 1.00	0.300%	1.750%	1.750%	0.750%
2	< 3.00 to 1.00 but ≥ 2.00 to 1.00	0.250%	1.500%	1.500%	0.500%
3	< 2.00 to 1.00 but ≥ 1.25 to 1.00	0.200%	1.250%	1.250%	0.250%
4	< 1.25 to 1.00	0.175%	1.125%	1.125%	0.125%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Tier 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the first Business Day immediately following the date on which such Compliance Certificate is delivered in accordance with Section 6.02(b), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Net Leverage Ratio contained in such Compliance Certificate. The Applicable Rate in effect from the First Amendment Effective Date through the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b) for the fiscal quarter ending June 30, 2018 shall be determined based upon Pricing Tier 4.

“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurocurrency Rate plus 1.0%; provided that if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such “prime rate” announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Eurocurrency Rate” means:

(a) for any Interest Period with respect to a Eurocurrency Rate Loan:

(i) in the case of Eurocurrency Rate Loan denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published by Bloomberg (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m., London time on the Rate Determination Date, for deposits in the relevant currency with a term equivalent to such Interest Period;

(ii) in the case of a Eurocurrency Rate Loan denominated in Australian Dollars the rate per annum equal to the Bank Bill Swap Reference Bid Rate (“BBSY”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:30 a.m. (Melbourne, Australia time) on the Rate Determination Date with a term equivalent to such Interest Period; and

(iii) in the case of any other Eurocurrency Rate Loan denominated in any other Non-LIBOR Quoted Currency, the rate designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Lenders pursuant to Section 1.06; and

(b) for any interest rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate , at about 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits being delivered in the London interbank market for deposits in Dollars with a term of one month commencing that day;

provided that (i) to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent and (ii) if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent and (c) if the Federal Funds Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $20,000,000 and (b) the Aggregate Revolving Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Maturity Date” means July 16, 2023; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $20,000,000 and (b) the Aggregate Revolving Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

(c) The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

“First Amendment Effective Date” means July 16, 2018.

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Borrower).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

(d) The following sentence is hereby added to the end of Section 2.08(a) of the Credit Agreement to read as follows:

To the extent that any calculation of interest or any fee required to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Agreement.

(e) Section 3.07 of the Credit Agreement is hereby renumbered Section 3.08, and a new Section 3.07 is hereby added to the Credit Agreement to read as follows:

3.07 Successor LIBOR.

Notwithstanding anything to the contrary in this Agreement or any other Loan Documents (including Section 11.01 hereof), if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(a) adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(b) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or

(c) syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar Dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes (as defined below) and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.

If no LIBOR Successor Rate has been determined and the circumstances under clause (a) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended, (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) the Eurocurrency Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

(f) A new clause (d) is hereby added to Section 5.12 of the Credit Agreement to read as follows:

(d) The Borrower represents and warrants as of the First Amendment Effective Date that the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.

(g) In Section 6.02 of the Credit Agreement, (i) the “; and” at the end of clause (f) is hereby amended to read “;”, (ii) the “.” at the end of clause (g) is hereby amended to read “; and” and (iii) a new clause (h) is hereby added to read as follows:

(h) promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws.

(h) The table in Section 7.11(a) of the Credit Agreement is hereby amended to read as follows:

Calendar Year	March 31	June 30	September 30	December 31
2018	N/A	3.75 to 1.0	3.75 to 1.0	3.75 to 1.0
2019	3.75 to 1.0	3.75 to 1.0	3.75 to 1.0	3.75 to 1.0
2020	3.75 to 1.0	3.50 to 1.0	3.50 to 1.0	3.50 to 1.0
thereafter	3.50 to 1.0	3.50 to 1.0	3.50 to 1.0	3.50 to 1.0

(i) The final paragraph of Section 8.03 of the Credit Agreement is hereby amended to read as follows:

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank, as the case may be (unless such Cash Management Bank or Hedge Bank is the Administrative Agent or an Affiliate thereof). Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

(j) A new Section 9.12 is hereby added to Article IX of the Credit Agreement to read as follows:

9.12 ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in subclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i) none of the Administrative Agent or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Internal Revenue Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent or any Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c) The Administrative Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

(k) The first proviso in Section 11.01 of the Credit Agreement is hereby amended to read as follows:

provided, further, that notwithstanding anything to the contrary herein, (i) each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (ii) only the consent of the Borrower and the Lenders and L/C Issuer that have agreed to issue such Loans and/or Letters of Credit, as applicable, in the applicable Alternative Currency shall be necessary to amend the definition of “Eurocurrency Rate” to provide for the addition of a replacement interest rate with respect to such Alternative Currency, (iii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein, (iv) Incremental Facility Amendments may be effected in accordance with Section 2.16, (v) Extension Amendments may be effected in accordance with Section 2.17, (vi) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders and (vii) the Administrative Agent and the Borrower may make amendments contemplated by Section 3.07.

(l) A new paragraph is hereby added to the end of Section 11.01 of the Credit Agreement to read as follows:

Notwithstanding anything to the contrary herein, this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.

(m) The phrase “acting solely for this purpose as an agent of the Borrower” in Section 11.06(c) of the Credit Agreement is hereby amended to read “acting solely for this purpose as a non-fiduciary agent of the Borrower”.

(n) Section 11.20 of the Credit Agreement is hereby amended to read as follows:

11.20 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Solely to the extent any Lender or L/C Issuer that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

(o) Schedule 2.01 of the Credit Agreement is hereby amended to read as attached as Schedule 2.01 hereto.

2. Effectiveness; Conditions Precedent. This Amendment shall be effective as of the date hereof when all of the conditions set forth in this Section 2 shall have been satisfied in form and substance reasonably satisfactory to the Administrative Agent.

(a) Execution and Delivery of Amendment. The Administrative Agent shall have received copies of this Amendment duly executed by the Loan Parties, the Lenders and the Administrative Agent.

(b) Opinion of Counsel. The Administrative Agent shall have received a favorable opinion of counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the date hereof, and in form and substance reasonably satisfactory to the Administrative Agent.

(c) Organization Documents, Resolutions, Etc. The Administrative Agent shall have received the following, in form and substance reasonably satisfactory to the Administrative Agent:

(i) copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the date hereof, or a certification that no change has been made to the Organization Documents since the Closing Date;

(ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment; and

(iii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation.

(d) KYC Information.

(i) Upon the reasonable request of any Lender made at least ten days prior to the date hereof, the Borrower shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least five days prior to the date hereof.

(ii) At least five days prior to the Closing Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall deliver a Beneficial Ownership Certification in relation to the Borrower.

(e) Lender Fees. The Borrower shall have paid to the Administrative Agent for the account of each Lender the agreed amendment fees.

(f) Fees and Expenses. The Borrower shall have paid all fees and expenses owed by the Borrower to the Administrative Agent and the Arrangers including all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent or either Arranger (directly to such counsel if requested by the Administrative Agent or such Arranger) to the extent required to be reimbursed by the Borrower hereunder and invoiced at least one Business Day prior to or on the date hereof, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the date hereof (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent or either Arranger).

3. Ratification of Credit Agreement. Each Loan Party acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents. This Amendment is a Loan Document.

4. Authority/Enforceability. Each Loan Party represents and warrants as follows:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered by such Loan Party and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) applicable Debtor Relief Laws and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Loan Party of this Amendment.

(d) The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of its Organization Documents or (ii) materially violate, contravene or conflict with any Laws applicable to it.

5. Representations and Warranties. Each Loan Party represents and warrants to the Lenders that after giving effect to this Amendment (a) the representations and warranties of each Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (or if such representation and warranty is qualified by materiality or Material Adverse Effect, it is true and correct) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (or if such representation and warranty is qualified by materiality or Material Adverse Effect, it was true and correct) as of such earlier date, (b) no event has occurred and is continuing which constitutes a Default or an Event of Default and (c) as of the date hereof, the information included in the Beneficial Ownership Certification (if required) is true and correct in all respects.

6. Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by telecopy or other secure electronic format (.pdf) shall be effective as an original.

7. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

8. Lender Representations and Covenants. Each Lender party hereto represents and warrants that, after giving effect to this Amendment, the representations and warranties of such Lender set forth in the Credit Agreement (as amended hereby) are true and correct as of the date of this Amendment. Each Lender party hereto hereby agrees to comply with the covenants applicable to such Lender set forth in the Credit Agreement (as amended hereby).

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	BOTTOMLINE TECHNOLOGIES (DE), INC., a Delaware corporation

	By:	/s/ Eric K. Morgan
	Name:	Eric K. Morgan
	Title:	Executive Vice President and Global Controller

GUARANTORS:	FLEET STREET (US) CORP.,
a Delaware corporation

	By:	/s/ Eric K. Morgan
	Name:	Eric K. Morgan
	Title:	Secretary and Treasurer

OPTIO SOFTWARE, LLC, a Delaware limited liability company

	By:	/s/ Eric K. Morgan
	Name:	Eric K. Morgan
	Title:	Secretary and Treasurer

LAS SERVICES LLC, a Delaware limited liability company

	By:	/s/ Eric K. Morgan
	Name:	Eric K. Morgan
	Title:	Secretary and Treasurer

ALLEGIENT SYSTEMS LLC, a Delaware limited liability company

	By:	/s/ Eric K. Morgan
	Name:	Eric K. Morgan
	Title:	Secretary and Treasurer

FIRST AMENDMENT TO CREDIT AGREEMENT

BOTTOMLINE TECHNOLOGIES (DE), INC.

CREATE!FORM INTERNATIONAL, LLC, a Delaware limited liability company

By:	/s/ Eric K. Morgan
Name:	Eric K. Morgan
Title:	Secretary and Treasurer

RATIONAL, LLC, a Delaware limited liability company

By:	/s/ Eric K. Morgan
Name:	Eric K. Morgan
Title:	Secretary

ANDERA, LLC, a Delaware limited liability company

By:	/s/ Eric K. Morgan
Name:	Eric K. Morgan
Title:	Secretary

LAS HOLDINGS LLC, a Delaware limited liability company

By:	/s/ Eric K. Morgan
Name:	Eric K. Morgan
Title:	Secretary and Treasurer

VISIBILITY LLC, a Delaware limited liability company

By:	/s/ Eric K. Morgan
Name:	Eric K. Morgan
Title:	Secretary and Treasurer

FIRST AMENDMENT TO CREDIT AGREEMENT

BOTTOMLINE TECHNOLOGIES (DE), INC.

ADMINISTRATIVE	BANK OF AMERICA, N.A.,
AGENT:	as Administrative Agent

	By:	/s/ Bridgett J. Manduk Mowry
	Name:	Bridgett J. Manduk Mowry
	Title:	Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT

BOTTOMLINE TECHNOLOGIES (DE), INC.

LENDERS:	BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

	By:	/s/ Robert C. Megan
	Name:	Robert C. Megan
	Title:	Senior Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT

BOTTOMLINE TECHNOLOGIES (DE), INC.

CITIZENS BANK, N.A., as a Lender

By:	/s/ Patricia F. Grieve
Name:	Patricia F. Grieve
Title:	Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT

BOTTOMLINE TECHNOLOGIES (DE), INC.

REGIONS BANK, as a Lender

By:	/s/ Bruce Rudolph
Name:	Bruce Rudolph
Title:	Director

FIRST AMENDMENT TO CREDIT AGREEMENT

BOTTOMLINE TECHNOLOGIES (DE), INC.

ROYAL BANK OF CANADA, as a Lender

By:	/s/ J. Christian Gutierrez
Name:	J. Christian Gutierrez
Title:	AUTHORIZED SIGNATORY

FIRST AMENDMENT TO CREDIT AGREEMENT

BOTTOMLINE TECHNOLOGIES (DE), INC.

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ David A. Wild
Name:	David A. Wild
Title:	Senior Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT

BOTTOMLINE TECHNOLOGIES (DE), INC.

SILICON VALLEY BANK, as a Lender

By:	/s/ Frank Groccia
Name:	Frank Groccia
Title:	Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT

BOTTOMLINE TECHNOLOGIES (DE), INC.

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Joanna London
Name:	Joanna London
Title:	Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT

BOTTOMLINE TECHNOLOGIES (DE), INC.

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Jared Shaner
Name:	Jared Shaner
Title:	Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT

BOTTOMLINE TECHNOLOGIES (DE), INC.

Schedule 2.01

SCHEDULE 2.01

COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Revolving Commitment	Applicable Percentage of Revolving Commitment
Bank of America, N.A.	$50,000,000.00	16.666666667%
Citizens Bank, N.A.	$50,000,000.00	16.666666667%
KeyBank National Association	$40,000,000.00	13.333333333%
Silicon Valley Bank	$40,000,000.00	13.333333333%
Regions Bank	$35,000,000.00	11.666666667%
Royal Bank of Canada	$35,000,000.00	11.666666667%
HSBC Bank USA, National Association	$30,000,000.00	10.000000000%
The Huntington National Bank	$20,000,000.00	6.666666666%
TOTAL	$300,000,000.00	100.000000000%